Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 18, 2022, relating to the financial statements of AMTD IDEA Group appearing in the Annual Report on Form 20-F of AMTD IDEA Group for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Certified Public Accountants

Hong Kong, the People’s Republic of China

April 22, 2022